UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2018 (May 8, 2018)

VICI Properties Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8329 W. Sunset Road, Suite 210

Las Vegas, Nevada 89113

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 820-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On May 9, 2018, VICI Properties Inc. (the “Company”) issued a joint press release with Caesars Entertainment Corporation (“Caesars”) announcing that the Company and Caesars have entered into a non-binding letter of intent related to the acquisition by the Company of two real estate assets owned by Caesars as well as modifications to certain of the lease agreements between the two companies.

On May 9, 2018, the Company issued a press release announcing that it will host a conference call and audio webcast on Wednesday, May 9, 2018 at 8:00 a.m. Eastern Time, to discuss the announcement of the non-binding letter of intent signed with Caesars. In addition, the Company posted an investor presentation to its website under the “Investors” tab, subheading “Events and Presentations,” to which the Company will refer on the conference call.

The conference call can be accessed by dialing 866-393-4306 (domestic) or 734-385-2616 (international). An audio replay of the conference call will be available from 12:00 p.m. ET on May 9, 2018 through May 16, 2018 and can be accessed by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering the passcode 6778258. A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.viciproperties.com. A replay of the webcast will be archived on the Company’s website.

A copy of the joint press release is attached hereto as Exhibit 99.1 and a copy of the investor presentation is attached hereto as Exhibit 99.2, both of which are incorporated by reference herein.

The information referenced in this Item 7.01 of this Current Report on Form 8-K, including the joint press release and presentation filed as Exhibits 99.1 and 99.2, respectively, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 8.01. Other Events.

On May 8, 2018, the Company entered into a non-binding letter of intent (the “Letter of Intent”) with Caesars related to the acquisition by the Company of two real estate assets owned by Caesars as well as modifications to certain of the lease agreements between the two companies. The Letter of Intent contemplates that the Company will acquire from Caesars the real estate assets associated with the Octavius Tower at Caesars Palace and the real estate assets associated with Harrah’s Philadelphia for $507.5 million and $241.5 million, respectively. The aggregate purchase price for these two properties will be reduced by $159 million to reflect the consideration due to the Company related to the planned lease modifications. Caesars will continue to operate both properties under the terms of the long-term leases between both companies. The planned transactions are subject to negotiation of definitive documentation, receipt of regulatory approvals and other third-party approvals and other conditions.

Forward-Looking Statements

Statements contained in the exhibits to this report reflecting the Company’s or its management’s expectations or predictions relating to future plans, results, performance, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements, including with respect to the anticipated timeframe for the execution of definitive agreements for, and the closing of, the transactions contemplated by the Letter of Intent, speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Joint Press Release, dated May 9, 2018

99.2	Investor Presentation, Octavius Tower, Harrah’s Philadelphia and Lease Modifications, dated May 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.

Date: May 9, 2018	By:	/s/ DAVID A. KIESKE
David A. Kieske
Chief Financial Officer